Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 15, 2025, which includes an explanatory paragraph regarding Adaptin Bio Operating Corporation’s ability to continue as a going concern, relating to the financial statements of Adaptin Bio Operating Corporation as of and for the fiscal years ended December 31, 2024 and 2023.

/s/ WithumSmith+Brown, PC
East Brunswick, New Jersey
August 15, 2025